EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213157), Form S-3ASR (No. 333-255659), and Forms S-8 (Nos. 333-266473, 333-248537, 333-203478, 333-219110, and 333-230012) of Virtu Financial, Inc. of our report dated February 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 21, 2025